                                                                       EXHIBIT 7

Legal Title of Bank:  Bankers Trust Company    Call Date: 09/30/98  ST-BK: 36-4840    FFIEC 031
Address:              130 Liberty Street       Vendor ID: D         CERT:  00623      Page RC-1
City, State ZIP:      New York, NY  10006                                             11
FDIC Certificate No.: |  0 |  0 |  6 |  2 |  3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                       C400
                                                                                                       -----------------------
                                                                          Dollar Amounts in Thousands  RCFD    Bil Mil Thou
------------------------------------------------------------------------------------------------------------------------------
ASSETS
  1. Cash and balances due from depository institutions (from Schedule RC-A):
     a. Noninterest-bearing balances and currency and coin (1) ....................                    0081       2,291,000  1.a.
     b. Interest-bearing balances (2) .............................................                    0071       2,636,000  1.b.
  2. Securities:                                                                                       //////////////////
     a. Held-to-maturity securities (from Schedule RC-B, column A) ................                    1754               0  2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D)...............                    1773       6,617,000  2.b.
  3. Federal funds sold and securities purchased under agreements to resell........                    1350      32,734,000  3.
  4. Loans and lease financing receivables:                                                            //////////////////
     a. Loans and leases, net of unearned income (from Schedule RC-C)      RCFD  2122   20,227,000     //////////////////    4.a.
     b. LESS: Allowance for loan and lease losses..........................RCFD  3123      619,000     //////////////////    4.b.
     c. LESS: Allocated transfer risk reserve .............................RCFD  3128            0     //////////////////    4.c.
     d. Loans and leases, net of unearned income,                                                      //////////////////
        allowance, and reserve (item 4.a minus 4.b and 4.c) .......................                    2125      19,608,000  4.d.
  5. Trading Assets (from schedule RC-D)  .........................................                    3545      49,545,000  5.
  6. Premises and fixed assets (including capitalized leases) .....................                    2145         885,000  6.
  7. Other real estate owned (from Schedule RC-M) .................................                    2150         115,000  7.
  8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)          2130         391,000  8.
  9. Customers' liability to this bank on acceptances outstanding .................                    2155         392,000  9.
 10. Intangible assets (from Schedule RC-M) .......................................                    2143         266,000 10.
 11. Other assets (from Schedule RC-F) ............................................                    2160       5,884,000 11.
 12. Total assets (sum of items 1 through 11) .....................................                    2170     121,364,000 12.
                                                                                                       ------------------------

--------------------------
(1)  Includes cash items in process of collection and unposted debits.

(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:  Bankers Trust Company    Call Date: 09/30/98  ST-BK: 36-4840    FFIEC 031
Address:              130 Liberty Street       Vendor ID: D         CERT:  00623      Page RC-2
City, State ZIP:      New York, NY  10006                                             12
FDIC Certificate No.: |  0 |  0 |  6 |  2 |  3

SCHEDULE RC--CONTINUED

                                                                                                                     C400
                                                                                                     -----------------------
                                                                        Dollar Amounts in Thousands  /////// Bil Mil Thou
----------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                          //////////////////
13. Deposits:                                                                                        //////////////////
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)             RCON 2200  22,231,000  13.a.
       (1) Noninterest-bearing(1) .........................................RCON 6631     3,040,000...//////////////////     13.a.(1)
       (2) Interest-bearing ...............................................RCON 6636    19,191,000...//////////////////     13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E             //////////////////
       part II)                                                                                      RCFN 2200  21,932,000  13.b.
       (1) Noninterest-bearing ............................................RCFN 6631     2,423,000   //////////////////     13.b.(1)
       (2) Interest-bearing ...............................................RCFN 6636    19,509,000   //////////////////     13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase                       RCFD 2800  14,360,000  14.
15. a. Demand notes issued to the U.S. Treasury ...................................                  RCON 2840           0  15.a.
    b. Trading liabilities (from Schedule RC-D)....................................                  RCFD 3548  32,890,000  15.b.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):  //////////////////
    a. With a remaining maturity of one year or less ..............................                  RCFD 2332   7,653,000  16.a.
    b. With a remaining maturity of more than one year through three years.........                  A547        3,707,000  16.b.
    c. With a remaining maturity of more than three years..........................                  A548        3,034,000  16.c
17. Not Applicable.                                                                                  //////////////////     17.
18. Bank's liability on acceptances executed and outstanding ......................                  RCFD 2920     392,000  18.
19. Subordinated notes and debentures (2)..........................................                  RCFD 3200   1,533,000  19.
20. Other liabilities (from Schedule RC-G) ........................................                  RCFD 2930   6,595,000  20.
21. Total liabilities (sum of items 13 through 20) ................................                  RCFD 2948 114,327,000  21.
22. Not Applicable                                                                                   //////////////////
                                                                                                     //////////////////     22.
EQUITY CAPITAL                                                                                       //////////////////
23. Perpetual preferred stock and related surplus .................................                  RCFD 3838   1,500,000  23.
24. Common stock ..................................................................                  RCFD 3230   2,002,000  24.
25. Surplus (exclude all surplus related to preferred stock) ......................                  RCFD 3839     540,000  25.
26. a. Undivided profits and capital reserves .....................................                  RCFD 3632   3,421,000  26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities .....                  RCFD 8434     (46,000) 26.b.
27. Cumulative foreign currency translation adjustments ...........................                  RCFD 3284    (380,000) 27.
28. Total equity capital (sum of items 23 through 27) .............................                  RCFD 3210   7,037,000  28.
29. Total liabilities and equity capital (sum of items 21 and 28)..................                  RCFD 3300 121,364,000  29

Memorandum
To be reported only with the March Report of Condition.

  1. Indicate in the box at the right the number of the statement below that                                         Number
     best describes the most comprehensive level of auditing work performed for                     -----------------------
     the bank by independent external auditors as of any date during 1997.........................  RCFD  6724        N/A

1 =  Independent audit of the bank conducted in accordance          4 =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a                     external auditors (may be required by state chartering
     certified public accounting firm which submits a report             authority)
     on the bank                                                    5 =  Review of the bank's financial statements by external
2 =  Independent audit of the bank's parent holding                      auditors
     company conducted in accordance with generally accepted        6 =  Compilation of the bank's financial statements by
     auditing standards by a certified public accounting                 external auditors
     firm which submits a report on the consolidated holding        7 =  Other audit procedures (excluding tax preparation
     company (but not on the bank separately)                            work)
3 =  Directors' examination of the bank conducted in                8 =  No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required
     by state chartering authority)

----------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.

(2)  Includes limited-life preferred stock and related surplus.